Exhibit 99.6

REPRESENTATION PURSUANT TO INSTRUCTION 2 TO

ITEM 8.A.4 OF FORM 20-F

February 10, 2022

In connection with the filing of a Registration Statement on Form F-4 (the “Registration Statement”) by Bullish, a Cayman Islands exempted company, relating to a proposed business combination with Far Peak Acquisition Corporation, which will include audited financial statements of Bullish Global, a Cayman Islands exempted company, Bullish represents to the Securities and Exchange Commission that:

1.

Bullish Global is not currently a public reporting company in any jurisdiction and is not required by any jurisdiction outside the United States to have audited financial statements as of a date not older than 12 months from the date of filing the Registration Statement.

2.

Compliance with the requirement in Item 8.A.4 of Form 20-F that the audited financial statements must be as of a date not older than 12 months at the date of filing the registration statement is impracticable or involves undue hardship for Bullish Global.

3.	At the time the Registration Statement is declared effective, Bullish Global will have audited financial statements not older than fifteen months.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this representation as of the date first above written.

Bullish

By:	/s/ Brendan Blumer
Name: Brendan Blumer
Title: Director

[Signature Page to Item 8.A Representation]